UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form 8-K

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Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2025

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Air Transport Services Group, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-50368	26-1631624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Hunter Drive, Wilmington, OH 45177

(Address of principal executive offices) (Zip Code)

(937) 382-5591

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ATSG	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On April 11, 2025, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 3, 2024, by and among Air Transport Services Group, Inc., a Delaware corporation (the “Company”), Stonepeak Nile Parent LLC, a Delaware limited liability company (“Parent”), and Stonepeak Nile MergerCo Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“MergerCo”), MergerCo merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), issued and outstanding as of immediately prior to the Effective Time (other than certain shares of Company Common Stock excluded under the terms of the Merger Agreement, including any Rollover Shares (as defined below)) was cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to $22.50 per share of Company Common Stock (the “Merger Consideration”), payable to the holder thereof, without interest.

Immediately prior to the Effective Time, certain members of management of the Company (the “Rollover Management”) contributed to an indirect parent company of Parent certain of their shares of Company Common Stock in exchange for equity interests in such indirect parent company of Parent (such shares, the “Rollover Shares”). As a result of the Merger, the Rollover Shares contributed to such parent company of Parent by the Rollover Management were automatically canceled, ceased to exist and no consideration was delivered in exchange therefor.

At the Effective Time, in connection with the Merger, (i) each Company RSU (as defined in the Merger Agreement) outstanding immediately prior to the Effective Time, as of the Effective Time, vested and was canceled and the holder thereof then became entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to the product, rounded to the nearest cent, of (x) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time and (y) the Merger Consideration, (ii) each Company PSU (as defined in the Merger Agreement) outstanding immediately prior to the Effective Time, as of the Effective Time, vested and was canceled and the holder thereof then became entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to the product, rounded to the nearest cent, of (x) the number of shares of Company Common Stock subject to such Company PSU immediately prior to the Effective Time (assuming, for purposes of determining the number of Company PSUs, attainment of all applicable performance goals at the higher of (A) target level of performance and (B) actual level of performance measured as of the Effective Time) and (y) the Merger Consideration and (iii) each Company Restricted Stock Award (as defined in the Merger Agreement) outstanding immediately prior to the Effective Time, as of the Effective Time, fully vested and the holder thereof then became entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to the product, rounded to the nearest cent, of (x) the number of shares of Company Common Stock subject to such Company Restricted Stock Award immediately prior to the Effective Time and (y) the Merger Consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in the Introduction is incorporated by reference into this Item 1.01.

2029 Notes Supplemental Indenture

At the Effective Time, the Company and U.S. Bank Trust Company, National Association, as trustee (the “2029 Notes Trustee”), entered into the First Supplemental Indenture, dated as of the date of the Effective Time (the “2029 Notes First Supplemental Indenture”), to the Indenture, dated as of August 14, 2023, by and between the Company and the 2029 Notes Trustee (the “Original Indenture” and, together with the 2029 Notes First Supplemental Indenture, the “2029 Notes Indenture”), relating to the Company’s 3.875% Convertible Senior Notes due 2029 (the “2029 Notes”). As of the Effective Time, $400,000,000 aggregate principal amount of the 2029 Notes were outstanding.

As a result of the Merger, and pursuant to the 2029 Notes Indenture, at and after the Effective Time, the right to convert each $1,000 principal amount of 2029 Notes was changed to a right to convert such principal amount of 2029 Notes into solely cash in an amount equal to the conversion rate of the 2029 Notes in effect on the relevant conversion date (subject to any adjustment pursuant to the 2029 Notes Indenture) multiplied by $22.50.

The consummation of the Merger constitutes a Common Stock Change Event, a Fundamental Change and a Make-Whole Fundamental Change (each as defined in the 2029 Notes Indenture) under the 2029 Notes Indenture. The effective date of the Common Stock Change Event, Fundamental Change and Make-Whole Fundamental Change in respect of the 2029 Notes is April 11, 2025, which is the date of the Effective Time.

As a result of the Fundamental Change, each holder of the 2029 Notes will have the right to require the Company to repurchase its 2029 Notes pursuant to the terms and procedures set forth in the 2029 Notes Indenture for a cash repurchase price equal to the Fundamental Change Repurchase Price (as defined in the 2029 Notes Indenture).

Supplemental Indenture

In addition, in connection with the consummation of the Merger, at the Effective Time, Parent, Stonepeak Nile Lower Holdings LLC (“Holdings”), the Company, certain of the Company’s subsidiaries (the “Subsidiary Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”), entered into the first supplemental indenture to the indenture, dated as of February 18, 2025, by and among Parent, Holdings, MergerCo, the Trustee and the Collateral Agent (as supplemented, the “Parent Indenture”), governing Parent’s 7.250% Senior Secured Notes due 2032 with an initial aggregate principal amount of $500 million (the “2032 Notes”), pursuant to which the Company and the Subsidiary Guarantors agreed to guarantee Parent’s obligations under the Parent Indenture and the 2032 Notes. The 2032 Notes and the related guarantees are secured on a first-priority basis by substantially all assets of the Company and the Subsidiary Guarantors (subject to certain exclusions and exceptions). The Parent Indenture and the 2032 Notes include restrictive covenants, events of default and other provisions that are customary for obligations of this type.

Credit Facilities

In connection with the consummation of the Merger, at the Effective Time, Holdings, Parent, as borrower, the lenders and issuing banks party thereto and Wells Fargo Bank, N.A., as administrative agent and collateral agent, entered into a credit agreement (the “New Parent Credit Agreement”) governing Parent’s senior secured credit facilities, which include (i) a term loan facility in an aggregate principal amount of $1,500 million, maturing on the seventh anniversary of the Effective Time and (ii) a revolving credit facility in an aggregate committed principal amount, when taken together with the amount outstanding under the New Irish Credit Agreement (as defined below), of $400 million, including a letter of credit sub facility, maturing on the fifth anniversary of the Effective Time. The obligations under the New Parent Credit Agreement are secured on a first priority basis by substantially all assets of Parent and the Subsidiary Guarantors (subject to certain exclusions and exceptions). The New Parent Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of this type.

Additionally, at the Effective Time, Parent, Airborne Global Leasing Limited, as borrower, the lenders and issuing banks party thereto and Wells Fargo Bank, N.A., as administrative agent and collateral agent, entered into a credit agreement (the “New Irish Credit Agreement”) governing Airborne Global Leasing Limited’s revolving credit facility in an aggregate committed principal amount of $100 million, maturing on the fifth anniversary of the Effective Time. The obligations under the New Irish Credit Agreement will be secured on a first priority basis by certain aircraft of Parent and its subsidiaries. The New Irish Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of this type.

The foregoing descriptions of the 2029 Notes Indenture and the transactions contemplated thereby are subject to and qualified in their entirety by reference to the full text of the 2029 Notes Indenture. A copy of the Original Indenture was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 15, 2023. A copy of the 2029 Notes First Supplemental Indenture is filed as Exhibit 4.1 hereto. The Original Indenture and the 2029 Notes First Supplemental Indenture are incorporated by reference into this Item 1.01. This Current Report on Form 8-K does not constitute an offer to tender for, or purchase, or a solicitation of an offer to tender for, or purchase, any of the 2029 Notes, 2032 Notes or any other security.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction is incorporated by reference into this Item 2.01.

At the Effective Time, each outstanding warrant for shares of Company Common Stock governed by the Amazon Warrants (as defined in the Merger Agreement) automatically vested and, following the Company’s exercise of its mandatory exercise right, was exercised in accordance with the terms of the Amazon Warrants for the Merger Consideration that the Company Common Stock issuable upon exercise of such warrant immediately prior to the Merger would have been entitled to receive upon consummation of the Merger.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introduction and Item 1.01 is incorporated by reference into this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in the Introduction and Item 1.01 is incorporated by reference into this Item 2.04.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, the Company requested, on April 3, 2025, that the NASDAQ Stock Market LLC (“NASDAQ”) suspend trading of Company Common Stock on NASDAQ and remove Company Common Stock from listing on NASDAQ, in each case, prior to the opening of the market on April 11, 2025. On April 11, 2025, the Company requested that NASDAQ file a notification of removal from listing of Company Common Stock on Form 25 with the SEC.

The Company intends to file a Form 15 with the SEC to terminate the registration of Company Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act following the effectiveness of such Form 25.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01, Item 3.01, Item 5.01, Item 5.02 and Item 5.03 is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of Company Common Stock as of immediately prior to the Effective Time ceased to have any rights as a shareholder of the Company other than the right to receive the Merger Consideration pursuant to the Merger Agreement.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 is incorporated by reference into this Item 5.01.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Parent. The total amount of consideration payable to the Company’s security holders in connection with the Merger was approximately $1,465 million. The funds used to complete the Merger and the transactions contemplated thereby were provided by equity contributions from funds managed by affiliates of Stonepeak Partners LLC, as well as third-party debt financing described in part above.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, in accordance with the Merger Agreement, all of the members of the Company’s Board of Directors immediately prior to the Effective Time resigned as directors of the Company. The positions on committees of the Company’s Board of Directors held by such resigning directors are as set forth in the Company’s Annual Report filed on form 10-K with the SEC on March 3, 2025, as amended, under the Section “Part III”, which is incorporated herein by reference.

Following the Merger, Joseph C. Hete was reappointed as a director of the Board of Directors of the surviving company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 2.01, Item 3.03, Item 5.01 and Item 5.02 is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated and, as so amended and restated, shall be the certificate of incorporation of the Company until further amended. In addition, the bylaws of MergerCo in effect at the Effective Time became the bylaws of the Company (except that references to the name of MergerCo were replaced by reference to the name of the Company). Copies of the Company’s amended and restated certificate of incorporation and bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

On April 11, 2025, the Company and Parent issued a joint press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01.

On April 11, 2025, the Company issued a press release announcing the Fundamental Change and Make-Whole Fundamental Change with respect to the 2029 Notes, a copy of which is attached hereto as Exhibit 99.2 and incorporated by reference into this Item 8.01.

In addition, as previously announced in the Current Report on Form 8-K filed by the Company with the SEC on March 27, 2025, in accordance with the Indenture dated as of January 28, 2020 (the “Base Indenture”), among Cargo Aircraft Management, Inc., as issuer (the “Issuer”), the Company, as guarantor, the subsidiary guarantors named therein and Regions Bank, as trustee (the “2028 Notes Trustee”), as supplemented by the First Supplemental Indenture dated April 13, 2021 (the “2028 Notes First Supplemental Indenture” and, together with the Base Indenture, the “2028 Notes Indenture”) relating to the Issuer’s $700,000,000 4.750% Senior Notes due 2028 (the “2028 Notes”), the 2028 Notes Trustee delivered notice of conditional redemption to the holders of the 2028 Notes in relation to the redemption in full of all of the outstanding 2028 Notes on the date of the Effective Time, conditioned upon the substantially concurrent completion of the Merger, in accordance with the 2028 Notes Indenture.

On the date of the Effective Time, Parent caused to be irrevocably deposited with the 2028 Notes Trustee sufficient funds to fund the redemption of the outstanding 2028 Notes. After the deposit of such funds, the 2028 Notes Indenture was discharged in accordance with its terms. As a result of the discharge of the 2028 Notes Indenture, each of the Issuer and the Company has been released from its obligations under the 2028 Notes Indenture, except those provisions of the 2028 Notes Indenture that, by their terms, survive the discharge of the 2028 Notes Indenture.

The foregoing descriptions of the 2028 Notes Indenture and the 2028 Notes are subject to and qualified in their entirety by reference to the full text of the 2028 Notes Indenture. A copy of the Base Indenture was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on January 28, 2020. A copy of the 2028 Notes First Supplemental Indenture was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 13, 2021. The Base Indenture and the 2028 Notes First Supplemental Indenture are incorporated by reference into this Item 8.01. This Current Report on Form 8-K does not constitute an offer to tender for, or purchase, or a solicitation of an offer to tender for, or purchase, any of the 2028 Notes or any other security.

On the date of the Effective Time, the Company (i) repaid all loans and discharged all obligations and terminated all credit commitments, security agreements and liens outstanding under the Credit Agreement, dated as of March 1, 2023 and as amended from time to time, among Airborne Global Leasing Limited, as borrower, Cargo Aircraft Management, Inc. and the Company, as guarantors, the lenders from time to time party thereto and Trust Bank, as administrative agent (the “2023 Credit Agreement”) and (ii) repaid all loans and discharged all obligations and terminated all credit commitments, security agreements and liens outstanding under the Third Amended and Restated Credit Agreement, dated as of April 6, 2021, among Cargo Aircraft Management, Inc., as borrower, the Company, the lenders and other financial institutions from time to time party thereto and Trust Bank, as administrative agent (the “Original 2021 Credit Agreement”), as amended by the First Amendment to Third Amended and Restated Credit Agreement and Other Credit Documents, dated as of October 19, 2022 (the “First Amendment to 2021 Credit Agreement”) and the Second Amendment to Third Amended and Restated Credit Agreement, dated as of March 1, 2023 (the “Second Amendment to 2021 Credit Agreement”) (the Original 2021 Credit Agreement as amended by the First Amendment to 2021 Credit Agreement and the Second Amendment to 2021 Credit Agreement, the “2021 Credit Agreement” and, together with the 2023 Credit Agreement, the “Existing Credit Agreements”).

The foregoing descriptions of the Existing Credit Agreements and the transactions contemplated thereby are subject to and qualified in their entirety by reference to the full text of the Existing Credit Agreements. A copy of the 2023 Credit Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 3, 2023. A copy of the Original 2021 Credit Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 6, 2021. A copy of the First Amendment to 2021 Credit Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 20, 2022. A copy of the Second Amendment to 2021 Credit Agreement was filed as Exhibit 10.5 to the Current Report on Form 8-K filed by the Company with the SEC on March 3, 2023. The 2023 Credit Agreement and 2021 Credit Agreement are incorporated by reference into this Item 8.01.

Item 9.01.	Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 3, 2024, by and among Air Transport Services Group, Inc., Stonepeak Nile Parent LLC and Stonepeak Nile MergerCo Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Air Transport Services Group, Inc. 8-K (File No. 000-50368) filed on November 4, 2024)*

3.1	Amended and Restated Certificate of Incorporation of Air Transport Services Group Inc., dated April 11, 2025.

3.2	Second Amended and Restated Bylaws of Air Transport Services Group, Inc., dated April 11, 2025.

4.1

First Supplemental 2029 Notes Indenture, dated as of April 11, 2025, to the 2029 Notes Indenture, dated August 14, 2023, by and between Air Transport Services Group, Inc. and U.S. Bank Trust Company, National Association.

99.1	Joint Press Release, dated April 11, 2025.

99.2	Convertible Notes Press Release, dated April 11, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and similar attachments have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or similar attachment will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

		By:	/s/ W. Joseph Payne
			Name:	W. Joseph Payne
			Title:	Chief Legal Officer & Secretary

Date:	April 11, 2025